Exhibit 99.1

Transatlantic Holdings, Inc. Announces Second Quarter Results

NEW YORK--(BUSINESS WIRE)--July 26, 2010--Transatlantic Holdings, Inc. (NYSE: TRH) today reported net income of $111 million, or $1.70 per common share (diluted), for the second quarter of 2010 compared to $112 million, or $1.68 per common share (diluted), for the second quarter of 2009.

Net operating income for the second quarter of 2010 was $105 million, or $1.62 per common share (diluted), compared to $129 million, or $1.93 per common share (diluted), in the second quarter of 2009.

Second quarter 2010 net income and net operating income include $27 million of pre-tax net costs (net of reinsurance and net reinstatement premiums) related to significant catastrophe events, including $14 million attributable to the Deepwater Horizon explosion and additional costs associated with events occurring in earlier periods, principally the earthquake in Chile. Catastrophe costs in the second quarter of 2009 were insignificant. The determination of catastrophe costs involves a significant amount of judgment and is based on information available at the time of estimation.

Pre-tax catastrophe costs generate tax benefits totaling 35% over the full year in which such pre-tax costs are recorded. As a result of applying the effective tax rate method for interim periods, second quarter 2010 tax benefits related to catastrophe costs totaled $12 million. Additional tax benefits of $15 million, which relate to pre-tax catastrophe costs already reflected in 2010 thus far, will be recorded over the remaining two quarters of 2010.

Commenting on results, Robert F. Orlich, President and Chief Executive Officer, said, “Transatlantic performed well in the quarter. We grew book value per share by 2.5% and achieved an annualized GAAP ROE of 11%, based on second quarter net income. Our operations were strong and the impact of 2010 catastrophe events modest.

“In this challenging market environment, we continue to pursue favorable opportunities in segments that coincide with our traditional strengths, while fine tuning our book to emphasize business that meets our margin requirements. Utilizing our broad expertise, local market presence and strict underwriting discipline, we continue to capitalize on quality business opportunities across the globe.”

Other highlights in the second quarter of 2010 include:

  Net premiums written of $947.6 million, declining 4% from the prior year quarter, excluding the impact of foreign exchange.
  Net investment income of $116 million, an increase of 4% year over year.
  Realized net capital gains of $8 million. There were no charges to earnings in the current quarter for other-than-temporary impairments. In the second quarter of 2009, realized net capital losses totaled ($25) million, which included other-than-temporary impairments charged to earnings of ($20) million.
  Combined ratio of 96.9%. Pre-tax net costs related to significant catastrophe events of $27 million added 2.8 percentage points to the combined ratio in the 2010 second quarter. In 2009, second quarter catastrophe costs were insignificant. Net favorable loss reserve development related to prior accident years totaled $15 million in the 2010 quarter compared to net favorable development of $5 million a year ago. The current quarter amount includes $6 million of favorable development related to catastrophe costs from prior year events.
  Net operating cash flow of $183 million.
  Net loss and loss adjustment expense reserves of $7.97 billion at quarter-end, a decrease of $11 million (which reflects a reduction of $109 million due to foreign exchange) during the quarter.
  Stockholders’ equity of $4.05 billion at quarter-end. During the quarter, TRH repurchased 580,000 of its outstanding common shares under the existing program for $27 million. At the end of the quarter, TRH had approximately $56 million remaining under its existing share repurchase program.
  Book value per common share of $63.53 at June 30, 2010, an increase of 2.5% during the quarter.
  Consolidated investments and assets of $12.30 billion and $15.25 billion, respectively, at quarter-end.
  TRH opened an office in Bermuda during the quarter to serve existing local business and expand access to captive business.

For the first six months of 2010, net income totaled $126 million, or $1.92 per common share (diluted), compared to $188 million, or $2.81 per common share (diluted), for the first six months of 2009. Net operating income for the first six months of 2010 totaled $122 million, or $1.86 per common share (diluted), compared to $237 million, or $3.55 per common share (diluted), for the first six months of 2009. The decrease in net income and net operating income for the six month period was largely due to $157 million of net pre-tax catastrophe costs recorded in the first six months of 2010, partially offset by related tax benefits of $40 million, compared to a minimal amount of catastrophe costs in the first half of 2009. The decrease in net income was also partially mitigated by the recognition of realized net capital gains in 2010 compared to significant realized net capital losses in 2009. The calculation of net operating income excludes the impact of realized net capital gains (losses) and gain on early extinguishment of debt, each net of tax.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about financial, credit and industry market conditions and expectations regarding the aggregate net impact on TRH from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2009 and TRH’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 as well as its other and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

TRH will host a conference call on Tuesday, July 27, 2010 at 11:00 a.m. (ET) to discuss second quarter 2010 results. The call will be webcast live on the Internet ― available through the Investor Information–News–Webcasts section of TRH’s website at www.transre.com. The live conference call can also be accessed by dialing 866-843-0890 (in the U.S.) or 412-317-9250 (International). The passcode for the conference call is 7748573.

Please refer to the Investor Information–News–Earnings Information section of TRH’s website at www.transre.com for a copy of the second quarter 2010 Financial Supplement which includes additional information on TRH’s financial performance.

After the completion of the call, an archived webcast will be available in the Investor Information section of TRH’s website. Until August 3, 2010, a replay of the call will be available by dialing 877-344-7529 (in the U.S.) or 412-317-0088 (International). The passcode to access the replay is 441982.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

The performance of TRH is commonly assessed by analysts and others based on performance measures which are not defined under GAAP. Those measures include net operating income (“NOI”), NOI Per Common Share (diluted) and annualized operating return on equity (“Annualized Operating ROE”). NOI is defined as GAAP net income excluding realized net capital gains (losses) and the gain (loss) on early extinguishment of debt, net of taxes. NOI Per Common Share (diluted) represents NOI divided by average common shares outstanding on a diluted basis. Annualized Operating ROE is defined as NOI divided by the average of beginning and ending stockholders’ equity multiplied by four (for the three month periods) or two (for the six month periods). In addition, GAAP annualized return on equity (“GAAP Annualized ROE”) is defined as GAAP net income divided by the average of beginning and ending stockholders’ equity multiplied by four (for the three month periods) or two (for the six month periods). TRH uses these measures in analyzing its performance as these measures focus on the core fundamentals of TRH’s operations. While TRH considers realized net capital gains (losses) and the gain (loss) on early extinguishment of debt as integral parts of its business and results, such items are not indicative of the core fundamentals of TRH’s operations. TRH believes these measures are of interest to the investment community because they provide additional meaningful methods of evaluating certain aspects of TRH’s operating performance from period to period on bases that are not otherwise apparent under GAAP. These non-GAAP measures, namely, NOI, NOI Per Common Share (diluted) and Annualized Operating ROE should not be viewed as substitutes for GAAP net income, GAAP net income per common share on a diluted basis and GAAP Annualized ROE, respectively. Reconciliations of NOI, NOI Per Common Share (diluted) and Annualized Operating ROE to GAAP net income, GAAP net income per common share on a diluted basis and GAAP Annualized ROE, respectively, the most directly comparable GAAP measures, are included later in this press release.

TRH’s GAAP combined ratio and its components are presented in accordance with the methodology commonly used by insurance industry analysts and TRH's peers. The property and casualty insurance and reinsurance industries use the combined ratio as a measure of underwriting profitability. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. The loss ratio represents net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of the commission ratio and the other underwriting expense ratio. The commission ratio represents the sum of net commissions and the decrease (increase) in deferred policy acquisition costs expressed as a percentage of net premiums earned. The other underwriting expense ratio represents other underwriting expenses expressed as a percentage of net premiums earned.

Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses net of related reinsurance recoverable, and are presented in accordance with principles prescribed or permitted by insurance regulatory authorities.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
Statement of Operations Data:
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2010	2009	Change	2010	2009	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$947,589	$1,006,340	(5.8)%	$1,973,888	$2,053,442	(3.9)%
Decrease (increase) in net unearned premiums	26,163	21,928		(7,541)	(48,643)
Net premiums earned	973,752	1,028,268	(5.3)	1,966,347	2,004,799	(1.9)
Net investment income	115,774	111,201	4.1	228,384	221,019	3.3
Realized net capital gains (losses):
Total other-than-temporary impairments	-	(20,763)		(13,045)	(66,236)
Less: other-than-temporary impairments recognized in other comprehensive income	-	472		6,713	472
Other-than-temporary impairments charged to earnings	-	(20,291)		(6,332)	(65,764)
Other realized net capital gains (losses)	8,277	(5,194)		12,720	(20,292)
Total realized net capital gains (losses)	8,277	(25,485)		6,388	(86,056)
Gain on early extinguishment of debt	-	-		-	9,878
Total revenues	1,097,803	1,113,984	(1.5)	2,201,119	2,149,640	2.4

Expenses:
Net losses and loss adjustment expenses	651,543	683,847		1,437,867	1,353,661
Net commissions	238,829	236,945		473,341	481,133
Decrease (increase) in deferred policy acquisition costs	8,115	3,728		2,615	(13,637)
Other underwriting expenses	44,699	35,817		88,828	68,543
Interest on senior notes	17,056	9,933		34,142	20,295
Other, net	6,966	6,103		14,651	11,758
Total expenses	967,208	976,373		2,051,444	1,921,753

Income before income taxes	130,595	137,611	(5.1)	149,675	227,887	(34.3)
Income taxes	20,085	25,327		23,290	40,367
Net income	$110,510	$112,284	(1.6)	$126,385	$187,520	(32.6)

Net income per common share:
Basic	$1.72	$1.69	1.9%	$1.94	$2.83	(31.3)%
Diluted	1.70	1.68	1.4	1.92	2.81	(31.7)

Cash dividends declared per common share	$0.21	$0.20	5.0	$0.41	$0.39	5.1

Weighted average common shares outstanding:
Basic	64,098	66,371		65,085	66,368
Diluted	64,825	66,803		65,785	66,690

GAAP underwriting ratios:
Loss	66.9%	66.5%		73.1%	67.5%
Commission	25.4	23.4		24.2	23.3
Other underwriting expense	4.6	3.5		4.5	3.5
Underwriting expense	30.0	26.9		28.7	26.8
Combined	96.9%	93.4%		101.8%	94.3%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of June 30, 2010 and December 31, 2009

Balance Sheet Data:
	2010	2009
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2010-$1,280,637; 2009-$1,271,397)	$1,211,983	$1,214,238
Available for sale, at fair value (amortized cost: 2010-$9,991,095; 2009-$9,281,934)	10,228,442	9,454,772
Equities, available for sale, at fair value (amortized cost: 2010-$461,755; 2009-$440,924)	468,742	506,612
Other invested assets	258,176	256,437
Short-term investments, at cost (approximates fair value)	133,700	883,336
Total investments	12,301,043	12,315,395
Cash and cash equivalents	327,530	195,723
Accrued investment income receivable	149,005	148,055
Premium balances receivable, net	667,132	591,300
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	837,738	747,073
Deferred policy acquisition costs	234,991	237,466
Prepaid reinsurance premiums	76,470	60,251
Deferred tax assets, net	440,000	454,483
Other assets	215,936	193,913
Total assets	$15,249,845	$14,943,659

LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,789,300	$8,609,105
Unearned premiums	1,183,155	1,187,526
Senior notes	1,033,298	1,033,087
Other liabilities	194,486	79,561
Total liabilities	11,200,239	10,909,279

Preferred stock, $1.00 par value; shares authorized: 10,000,000; none issued	-	-
Common stock, $1.00 par value; shares authorized: 200,000,000; shares issued: 2010-67,543,209; 2009-67,431,121	67,543	67,431
Additional paid-in capital	298,208	283,036
Accumulated other comprehensive income	111,326	69,701
Retained earnings	3,738,254	3,639,200
Treasury stock, at cost: 2010-3,795,600 shares; 2009-1,048,500 shares of common stock	(165,725)	(24,988)
Total stockholders' equity	4,049,606	4,034,380
Total liabilities and stockholders' equity	$15,249,845	$14,943,659

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands)

Net cash provided by operating activities	$182,589	$231,209	$403,049	$475,793

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	214,726	64,779	406,812	350,426
Proceeds of fixed maturities available for sale redeemed or matured	182,446	141,242	397,860	255,577
Proceeds of equities available for sale sold	21,204	450,111	109,284	565,524
Purchase of fixed maturities available for sale	(873,724)	(292,089)	(1,708,371)	(902,670)
Purchase of equities available for sale	(37,720)	(448,192)	(106,893)	(540,624)
Net (purchase) sale of other invested assets	(1,246)	210	715	(24,784)
Net sale (purchase) of short-term investments	251,445	(113,776)	743,784	(101,160)
Change in other liabilities for securities in course of settlement	18,221	(141,133)	77,029	15,282
Other, net	-	(9,202)	-	(24,354)
Net cash used in investing activities	(224,648)	(348,050)	(79,780)	(406,783)

Cash flows from financing activities:
Dividends to stockholders	(13,337)	(12,612)	(26,631)	(25,221)
Common stock issued	217	(171)	(2,191)	(171)
Acquisition of treasury stock	(27,259)	-	(140,737)	-
Repurchase of senior notes	-	-	-	(15,479)
Other, net	(128)	(128)	(1,142)	(557)
Net cash used in financing activities	(40,507)	(12,911)	(170,701)	(41,428)

Effect of exchange rate changes on cash and cash equivalents	(13,688)	19,562	(20,761)	17,342

Change in cash and cash equivalents	(96,254)	(110,190)	131,807	44,924
Cash and cash equivalents, beginning of period	423,784	444,034	195,723	288,920
Cash and cash equivalents, end of period	$327,530	$333,844	$327,530	$333,844

Supplemental cash flow information:
Income taxes (paid), net	$(25,814)	$(6,720)	$(35,861)	$(13,900)
Interest (paid) on senior notes	(34,526)	(20,110)	(34,526)	(20,110)

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive Income Data:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands)

Net income	$110,510	$112,284	$126,385	$187,520

Other comprehensive (loss) income:
Net unrealized appreciation of investments, net of tax:
Net unrealized holding losses of fixed maturities on which other-than-temporary impairments were taken	-	(472)	(6,713)	(472)
Net unrealized holding gains on all other securities	45,687	125,752	31,414	230,693
Reclassification adjustment for (gains) losses included in net income	(6,258)	27,667	(19,370)	83,513
Deferred income tax charge on above	(13,800)	(53,531)	(1,866)	(109,807)
	25,629	99,416	3,465	203,927

Net unrealized currency translation (loss) gain, net of tax:
Net unrealized currency translation (loss) gain	(59,490)	50,355	58,708	(20,297)
Deferred income tax benefit (charge) on above	20,822	(17,624)	(20,548)	7,104
	(38,668)	32,731	38,160	(13,193)

Other comprehensive (loss) income	(13,039)	132,147	41,625	190,734

Comprehensive income	$97,471	$244,431	$168,010	$378,254

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Reconciliation of Non-GAAP Measures:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(dollars in thousands, except per share amounts)

Net income	$110,510	$112,284	$126,385	$187,520
Total realized net capital (gains) losses, net of tax(1)	(5,380)	16,565	(4,152)	55,936
Gain on early extinguishment of debt, net of tax(1)	-	-	-	(6,421)
Net operating income	$105,130	$128,849	$122,233	$237,035

Net income per common share (diluted)	$1.70	$1.68	$1.92	$2.81
Total realized net capital (gains) losses, net of tax(1)	(0.08)	0.25	(0.06)	0.84
Gain on early extinguishment of debt, net of tax(1)	-	-	-	(0.10)
Net operating income per common share (diluted)	$1.62	$1.93	$1.86	$3.55

GAAP annualized return on equity	11.0%	13.1%	6.3%	11.1%
Total realized net capital (gains) losses, net of tax(1)	(0.5)	1.9	(0.3)	3.4
Gain on early extinguishment of debt, net of tax(1)	-	-	-	(0.4)
Annualized operating return on equity	10.5%	15.0%	6.0%	14.1%

(1) Assumes a tax rate of 35%.

CONTACT:
Transatlantic Holdings, Inc.
Thomas V. Cholnoky, 212-365-2292